Exhibit 10.3

TRANSITION SERVICES AGREEMENT

This Transition Services Agreement (the “Agreement”) is made this 31st day of May 2024 (the “Effective Date”), by and between Frankly Media LLC, 2110 Powers Ferry Road SE, Suite 450, Atlanta, GA 30339 (“Provider”) and UNIV, Ltd., Galgalei ha-Plada St. 16 Herzliya (“Recipient”). Provider and Recipient are each referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, pursuant to that certain Asset Purchase Agreement, by and between the Parties dated as of May 31, 2024, (the “Asset Purchase Agreement”), on the Effective Date, Recipient acquired the Purchased Assets (as terms are defined in the Purchase Agreement) from Provider;

WHEREAS, pursuant to the Asset Purchase Agreement, the Parties contemplate that Provider will provide to Recipient from and after the Effective Date, certain temporary transition services, upon the terms and subject to the conditions set forth herein; and

WHEREAS, this Agreement constitutes the Transition Services Agreement referred to in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Recipient and Provider hereby agrees as follows:

1. Transition Services.

(a) During the Term of this Agreement, the Parties will (directly or through their affiliates) provide, on a non-exclusive basis and upon the terms and subject to the conditions set forth herein, the services described on Schedule A (the “Services Schedule”). The services described in the annexed Schedule A are referred to herein as the “Transition Services.” Upon the expiration of the Term (or such earlier time as may be designated here) the obligations of the Parties with respect to the provision of the Transition Services (or applicable Transition Service) shall automatically and immediately terminate.

(b) Recipient acknowledges that Provider may provide the applicable Transition Services itself, through any of its Affiliates or through one or more third parties regularly engaged by Provider to provide such services on its behalf in accordance with the terms of this Agreement. Provider shall perform its obligations hereunder in the regular course of such business and in material compliance with all applicable Laws. Notwithstanding anything to the contrary herein, including in the Services Schedules, Provider, its Affiliates and any third-party service providers shall not be required hereunder to take any action that would constitute (i) a violation of applicable Law, (ii) a breach of any of Provider’s contractual obligations to a third party, or (iii) any other violation of a third party’s rights.

(c) License to Use Purchased Assets. Recipient, on behalf of itself and its Affiliates, hereby grants to Provider, its Affiliates and any Third Party Service Provider a limited, royalty-free, non-exclusive, worldwide right and license to use the Intellectual Property included in the Purchased Assets or in the assets of the Business, as applicable, any other Purchased Assets or assets of the Business, as applicable, and other Intellectual Property controlled by Recipient or any of its Affiliates, in each case, as is reasonably necessary to perform the Transition Services under this Agreement. The license set forth herein shall automatically and immediately terminate upon the termination of the Term.

2. Term. The Term of this Agreement shall become effective upon the Effective Date and shall remain in effect until such time when all Transition Services under this Agreement have expired or have been terminated, as permitted herein.

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The Parties acknowledge and agree that, except as expressly set forth herein, the Recipient assumes all risks and liabilities arising from or relating to its use of and reliance upon the Transition Services, and Provider makes no representation or warranty with respect thereto, except that the Transition Services will be undertaken in the regular course of business and for the benefit of the Recipient.

3. DISCLAIMER OF WARRANTIES. THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, (I) PROVIDER DOES NOT GUARANTEE, REPRESENT OR WARRANT THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER, (II) THE TRANSITION SERVICES SHALL BE PROVIDED ON AN “AS IS” AND “WITH ALL FAULTS” BASIS, AND (III) THERE ARE NO OTHER, AND PROVIDER DOES NOT MAKE AND HEREBY DISCLAIMS ALL OTHER, REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WITH RESPECT TO THIS AGREEMENT OR THE TRANSITION SERVICES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY, TITLE/NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE SPECIFICALLY DISCLAIMED.

4. Indemnification.

(a) Recipient agrees to indemnify, defend and hold Provider, its Affiliates, the Third Party Service Providers, and each of Provider’s, its Affiliates’ and the Third Party Service Providers’ respective employees, agents, officers and directors harmless from and against any losses, costs, interest, charges, expenses (including reasonable attorneys’ fees), obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, assessments or deficiencies (“Losses”) arising out of any third-party claim in connection with or by reason of (i) any use of such Transition Service by Recipient beyond the scope permitted herein, or (ii) any breach of this Agreement by Recipient; except in each case to the extent such Losses arise out of the willful misconduct or gross negligence of Provider, any of its Affiliates or any of the Third Party Service Providers or any breach of this Agreement by Provider.

(b) Provider agrees to indemnify, defend and hold Recipient, its Affiliates, and each of Recipient’s and its Affiliates’ respective employees, agents, officers and directors harmless from and against any Losses arising out of any third-party claim in connection with or by reason of (i) the violation by the Transition Services, when used as permitted herein, of any third party right or applicable law, (ii) the willful misconduct or gross negligence of Provider, any of its Affiliates or any of the Third Party Service Providers in connection with the Transition Services provided hereunder or (iii) any breach of this Agreement by Provider.

5. LIMITATION ON LIABILITY. PROVIDED THAT THE TRANSITION SERVICES ARE PROVIDED IN THE ORDINARY COURSE OF BUSINESS, AND EXCLUDING INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, PUNITIVE, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR EXEMPLARY DAMAGES (INCLUDING LOSS OF DATA, PROFITS, INTEREST, OR REVENUE OR ANY INTERRUPTION OF BUSINESS) IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, AND REGARDLESS OF WHETHER SUCH DAMAGES ARE FORESEEABLE OR WHETHER SUCH PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. EXCLUDING INDEMNIFICATION OBLIGATIONS, IN NO EVENT SHALL PROVIDER BE LIABLE FOR ANY LOSSES IN CONNECTION WITH, ARISING FROM OR IN RELATION TO THIS AGREEMENT (INCLUDING ANY OF THE TRANSITION SERVICES TO BE PROVIDED HEREUNDER OR THE PERFORMANCE OF OR FAILURE TO PERFORM PROVIDER’S OBLIGATIONS UNDER THIS AGREEMENT) FOR ANY AMOUNT IN EXCESS OF $5,000.

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6. Confidentiality

(a) Duty of Confidentiality. Each Party (a “Receiving Party”) agrees to safeguard the other Party’s (the “Disclosing Party”) Confidential Information received under this Agreement with the same degree of care that the Receiving Party uses to protect its own similar Confidential Information, but in no event less than a reasonable degree of care. Such Confidential Information of the Disclosing Party received hereunder may be used by the Receiving Party in connection with the Transition Services only and may only be copied or reproduced to the extent reasonably necessary for the Receiving Party to perform its obligations or enforce its rights under this Agreement. The Disclosing Party shall not disclose any such Confidential Information of the Receiving Party to any Person; provided, that, each Party may disclose Confidential Information on a need-to-know basis to its and its Affiliates’ employees, officers, directors, and representatives, including without limitation counsel, third party service providers and consultants (collectively, “Representatives”), who are obligated to maintain the confidentiality of the Confidential Information; provided, further, that the Party receiving such Confidential Information shall be liable for any breach of this Article VIII by its Representatives.

(b) Confidential Information. The following shall be considered “Confidential Information” of a Party under this Agreement: all proprietary and confidential information, provided or received in connection with the provision of the Transition Services hereunder, concerning the business, operations, business relationships (including prospective customers and business partners) and financial affairs of such Party or its Affiliates, whether or not in writing and whether or not labeled or identified as confidential or proprietary, including inventions, trade secrets, technical information, know-how, product and pricing information and plans, research and development activities, marketing plans and activities, customer, supplier and prospect information, employee and financial information, and information disclosed by third parties of a proprietary or confidential nature or under an obligation of confidence; provided that Confidential Information does not include, and there shall be no obligation hereunder, with respect to information that (i) is or becomes generally available to the public, other than as a result of a disclosure in breach of this Agreement by the Receiving Party, (ii) the Receiving Party can demonstrate was or became available to the Receiving Party from a third party not bound by any confidentiality obligation to the Disclosing Party, (iii) was already in the Receiving Party’s possession (without an obligation of confidentiality) prior to direct or indirect disclosure pursuant to this Agreement (or any predecessor agreement between the Parties governing the confidentiality of such information) and was not generated in the course of, or in connection with, the Transition Services, or (iv) is developed independently by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

7. Miscellaneous

(a) Amendment and Waiver. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each Party. The waiver by any Party to this Agreement of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

(b) Notices. All notices and other communications to be given to any Party hereunder shall be given in accordance with the Asset Purchase Agreement.

(c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective successors and assigns; provided, however, that no Party to this Agreement may assign this Agreement without the express prior written consent of the other Party to this Agreement.

(d) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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(e) Third-Party Beneficiaries. Except with respect to any indemnitees hereunder, this Agreement is not intended to confer on or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision hereof.

(f) Counterparts. This Agreement may be executed in one or more counterparts, and by either of the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(f) Governing Law. This Agreement and all claims or causes of action that may be based upon, arise out of or relate to this Agreement shall be governed and construed in accordance with the internal Laws of the State of Florida applicable to contracts made and wholly performed within the State of Florida , without regard to any applicable conflicts of law principles that would result in the application of the Laws of any other jurisdiction.

(h) Exclusive Jurisdiction; Court Proceedings. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Circuit Court of the State Florida, 17th Judicial Circuit and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in South Florida. Each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.2 shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER IN CONTRACT OR TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) Relationship of the Parties. The Parties hereto are independent contractors and Recipient and Provider are not employees, partners or joint venturers of the other. Under no circumstances shall any of the employees of Recipient or Provider be deemed to be employees of the other for any purpose. Recipient and Provider shall not have the right to bind the other to any agreement with a third party nor to represent itself or themselves as a partner or joint venturer of the other.

(j) Purchase Agreement. Nothing herein is intended to modify, limit or otherwise affect the representations, warranties, covenants, agreements and indemnifications contained in the Purchase Agreement, and such representations, warranties, covenants, agreements and indemnifications shall remain in full force and effect in accordance with the terms of the Purchase Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

PROVIDER:	RECIPIENT

Frankly Media, LLC	UNIV, Ltd.

By:	By:
Name:	Name:
Title:	Title:

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Schedule A

Transition Services to be Provided by Provider

A. OPERATION OF PURCHASED ASSETS.

Until June 30, 2024, Provider shall support all regular services of the Purchased Assets and shall interface with and help explain the nuances of the operation thereof to Recipients’ assigned staff. Consideration for these services is part of the Purchase price identified in the Asset Purchase Agreement.

B. Delayed Contract Assignment Consent.

In the event that required consent for the transfer of a customer or vendor contract included in the Purchased Assets is delayed beyond the Closing Date of the Purchase Agreement (a) with respect to customer agreements, Provider will act as Recipient’s agent for the provision of services to such customer until consent is obtained and will remit all customer payments to Recipient, provided that Provider, at its sole cost, will provide all materials and services required for Recipient’s performance under such customer agreements, and (b) with respect to Vendor Agreements, Provider will furnish the services to Recipient under such agreements until consent is obtained, provided that Recipient reimburses Provider for all fees and other payments made by it to such vendors for the period following closing of the Purchase Agreement until such vendor consent to assignment is obtained. For vendor agreements where transfer is effected by transfer of Provider’s vendor account to a new account registered by Recipient or by Recipient’s provision to the vendor of Recipient’s billing information, such accounts will be treated herein as being subject to delayed consent until such actions are completed by Recipient.

C. Infrastructure Staff Services.

Provider will provide staffing services for day-to-day administration of the as-is legacy implementation of the Frankly Platform’s AWS Hosting, DataBank Data Center Hosting and Frankly CloudFlare CDN covering system & network configuration, monitoring, maintenance, and access control until June 30, 2024, without further compensation. Any substantial system changes or migrations to a new implementation will be the responsibility of the Recipient. Services will continue until June 30, 2024, unless terminated earlier by Recipient upon at least 10 days prior written notice to Provider.

D. Software Development Support Services.

Provider will provide staffing services to support day-to-day software development of the as-is legacy implementation of the Frankly Producer CMS platform, covering critical client-requested maintenance and bug fixes. Any substantial system changes or migrations to a new implementation will be the responsibility of the Recipient. Services will continue until June 30, 2024, or such earlier date that Recipient terminates such Services upon at least 10 days prior written notice to Provider.

The Service provided above in Sections A, C and D are subject to the continued availability to Provider of its current staff during the Service period, and Provider shall not be required to replace any Services staff who terminate their employment. Provider shall not take affirmative steps to encourage termination and shall provide immediate notice to Recipient of any staff notice of termination.

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